EXHIBIT 10.1 (b)

THE SECURITY REPRESENTED BY THIS OPTION AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.



                         BOATRACS, INC.

               NONSTATUTORY STOCK OPTION AGREEMENT



     THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "Option
Agreement") is made and entered into as of July 7, 1998, by and between Boatracs, Inc. (the "Company") and Scott T. Boden (the
"Optionee").

     As partial consideration to Optionee under the Employment
Agreement, the Company has granted to the Optionee an option to purchase certain shares of Stock upon the terms and conditions set forth in this Option Agreement (the "Option").

     1.   Definitions and Construction.

          1.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a)  "Board" means the Board of Directors of the Company.

               (b) "Company" means Boatracs, Inc., a California corporation, or any successor corporation thereto.

               (c)  "Date of Option Grant" means July 7, 1998.

               (d) "Disability" shall mean permanent and total disability within the meaning of Section 422(c)(6) of the Internal Revenue
Code of 1986, as amended, and applicable regulations thereunder.

               (e) "Employment Agreement" shall mean Optionee's Employment Agreement dated July 7, 1998 with the Participating Company
Group.

               (f) "Exercise Price" means $2.00 per share of Stock, as adjusted from time to time pursuant to Section 9.

               (g) "Initial Exercise Date" means the second anniversary of the Date of Option Grant.

               (h) "Initial Vesting Date" means the second anniversary of the Date of Option Grant.

               (i) "Number of Option Shares" means 500,000 shares of Stock, as adjusted from time to time pursuant to Section 9.

               (j) "Option Expiration Date" means the date four years after the Date of Option Grant.

               (k) "Participating Company Group" means the Company, Enerdyne Technologies, Inc. and/or any other affiliate of the Company.

               (l) "Securities Act" means the Securities Act of 1933, as amended.

               (m) "Service" means the Optionee's employment or service with the Participating Company Group as detailed in the Employment
Agreement. Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the entity within the Participating Company Group for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service.

               (n)  "Stock" means the Common Stock of the Company.

               (o) "Vested Percentage" means, on any relevant date, the percentage determined as follows (subject to Sections 7.1(a) and 7.1(b)):

                                                  Vested Percentage

               Prior to Initial Vesting                   0%
               Date

               On Initial Vesting Date                    100%


          1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

     2. Tax Consequences. The Holder acknowledges that tax filings related hereto are the sole responsibility of the Holder. The
Holder should consult with the Holder's own tax advisor regarding the tax effects of this Option.

     3. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board, including any duly appointed Committee of the Board. Unless otherwise determined by a court of law, all determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     4.   Exercise of the Option.

          4.1. Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on or after the Initial Exercise Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Option Shares multiplied by the Vested Percentage less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

          4.2. Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, prior to the termination of the Option as set forth in
Section 6, accompanied by full payment of the aggregate Exercise
Price for the number of shares of Stock being purchased, or pursuant to the provisions of Section 4.4 below. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

          4.3. Payment of Exercise Price. Payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made in cash, by check, or cash equivalent, or pursuant to the provisions of Section 4.4 below.

          4.4.
Net Issue Exercise. Notwithstanding any provisions herein to the contrary, so long as and to the extent that this Option may be exercised, in lieu of exercising the Option for cash the Optionee may elect to receive shares of Stock equal to the value (as determined below) of this Option (or the portion thereof being exercised). The Optionee may make the election described in this Section 4.4 by surrendering this Option Agreement, delivering a notice of election under this provision and providing such other documents as are referenced in Section 4.2, following the procedures set forth in such section. In such event the Company shall issue to the Optionee (a) within thirty
(30) days an amended or amended and restated Option Agreement substantially in the form hereof representing the number of Option Shares with respect to which this Option shall not then have been exercised and (b) a number of shares of Stock computed using the following formula:


                        Y (A-B)
                  X =   -------
                           A                                                  A

        Where X = the number of shares of Stock to be isued to the Holder, Y = the number of shares of Stock vested under the Option or, if only a portion of the Option is being exercised, the portion of the vested Option being exercised (at the date of such calculation), A = the fair market value of one share of the Company's
                   Stock (at the date of such calculation), and
               B = the Exercise Price.

               For purposes of the above calculation, fair market value of one share of Stock shall be determined by the Board in good faith; provided, however, that where there exists a public market for the Company's Stock at the time of such exercise, fair market value shall mean the average over the preceding ten trading days (or such fewer number of days as such public market has existed) of the mean of the closing bid and asked prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") system, or if the Stock is then traded on a national securities exchange or the Nasdaq Stock Market, the average over the preceding ten trading days (or such fewer number of days as the Stock has been so traded) of the closing sale prices on the principal national securities exchange or the Nasdaq market on which it is so traded.

          4.5. Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a cashless exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option,
(iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option.
The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating
Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares until any such obligations are satisfied.

          4.6. Certificate Registration. The certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the transferee, assignee or heirs of the Optionee.

          4.7. Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless
(i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. In the event at the Option Expiration Date such registration statement is required (including for a net issue exercise) and is not then in effect, the term of this option shall be extended for 10 days after such registration statement is declared effective or not otherwise required. THE
OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS
THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE
OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN
THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer of the Company. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          4.8. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per share of Stock as of the date of exercise.

     5. Nontransferability of the Option. The Option may be exercised only by the Optionee or the Optionee's guardian or legal representative. The Option may not be assigned or transferred in any manner except with the prior written consent of the Company and the prior delivery by the assignee or transferee of a written agreement in a form acceptable to the Company in its sole discretion that such assignee or transferee will abide by such restrictions regarding the Stock as apply to the Optionee. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     6. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of the Option
Expiration Date or a Transfer of Control to the extent provided in Section 8.

     7.   Effect of Termination of Service.

          7.1. Option Exercisability.

               (a) Disability. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, (i) a fraction (no greater than 1/1) of the Option shall vest equal to the number of months of Optionee's service under Optionee's Employment Agreement prior to such termination divided by the number of months of the term of Optionee's Employment Agreement and (ii) the Option, to the extent unexercised and vested on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the Option Expiration Date.

               (b) Death. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee,
(i) a fraction (no greater than 1/1) of the Option shall vest equal to the number of months of Optionee's service under Optionee's Employment Agreement prior to such termination divided by the number of months of the term of Optionee's Employment
Agreement and (ii) the Option, to the extent unexercised and vested on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death) at any time prior to the Option Expiration Date.

               (c) Termination of Employment by the Company. If the Optionee's Service with the Participating Company Group is terminated by the Participating Company Group for "cause" (as defined herein), the
Option may only be exercised to the extent that it is unexercised and vested on the date of such termination. Notwithstanding anything to the contrary herein or in Section 1.1(o), if the Optionee's Service with the Participating Company Group is terminated by the Participating Company Group for any reason other than for "cause," the Option, to the extent unexercised, will become fully vested on the date on which Optionee's Service terminated. For purposes of this Agreement, termination for "cause" shall be limited to the occurrence of any of the following events, and may be effected only upon delivery of written notice to Optionee specifying the cause or causes relied upon for such termination:

          i. Optionee's failure (after notice and a reasonable opportunity to cure) to devote substantially all of Optionee's business energies, interest, abilities and productive time during regular business hours to the proper and efficient performance of Optionee's duties as Chief Technology Officer. The foregoing shall not preclude Optionee from engaging in civic, charitable or religious activities, or from serving on boards of directors of companies or organizations which do not present any direct conflict of interest with the Participating Company Group, provided that time devoted to such activities during business hours shall not exceed 3 hours per month without the consent of the Company's Chief Executive Officer;

          ii. Optionee's engaging or in any manner participating in any activity which is knowingly injurious to the Participating Company Group, provided that the same has not been remedied within three days after notice of such violation is given to Optionee by the Participating Company Group; and

          iii. Optionee's conviction of a felony involving dishonesty or moral turpitude.

          (d)  Termination of Employment by the Optionee.   If the Optionee
voluntarily terminates Optionee's Service with the Participating
Company Group, the Option may only be exercised to the extent that it is unexercised and vested on the date of such termination. Notwithstanding anything to the contrary herein or in Section 1.1(o), if the Optionee's Service with the Participating Company Group is terminated by the Optionee for "sufficient reason" (as defined herein), the Option, to the extent unexercised, will become fully vested on the date on which Optionee's Service terminated. For purposes of this Agreement, the following grounds constitute "sufficient reason" if termination by the Optionee is effected within 180 days following the occurrence any one or more of the following events:

          i. The assignment to Optionee of any duties materially inconsistent with Optionee's status as Chief Technology Officer of the Participating Company Group or the reduction of Optionee's authority as provided under Optionee's Employment Agreement with the Participating Company Group;

          ii. The reduction by the Company in Optionee's base salary or as the same may be increased from time to time, except for across-the-board salary reductions approved by the Board of Directors of the Company similarly affecting all management personnel of the Company; and

           iii. A change in the place of the Optionee's principal employment by more than 35 miles from the Optionee's place of principal employment as of the Date of Option Grant.

          7.2. Leave of Absence. For purposes of Section 7.1, the Optionee's Service with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee's Service shall be deemed to terminate on the ninety-first (91st) day of such leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law), a leave of absence shall not be treated as Service for purposes of determining the Optionee's Vested Percentage.

     8.   Transfer of Control.

          8.1. Definitions.

               (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

        (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

       (ii) a merger or consolidation in which the Company is a party;

       (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

       (iv) a liquidation or dissolution of the Company.

      (b) A "Transfer of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations.
The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          8.2. Effect of Transfer of Control on Option. In the event of a Transfer of Control, the Vested Percentage shall be adjusted to 100% (if not already at that percentage) ten days prior to the Transfer of Control. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring
Corporation"), may either assume the Company's rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. The Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control; provided that the Optionee has received notice of the Transfer of Control
15 days in advance of the effective date. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership
Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of
Section 1504(a) of the Code without regard to the provisions of
Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its sole discretion.

     9. Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Unless otherwise determined by a court of law, the adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

     10. Rights as a Shareholder, Employee or Consultant. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in
Section 9. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group or its shareholders to terminate the Optionee's Service in accordance with the Employment Agreement.

     11. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

          11.1. "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS
THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT
COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH
RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN
OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY
SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER,
ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND
PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

          11.2. Any legend required to be placed thereon by the Commissioner of Corporations of the State of California.

     12. Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     13. Amendment. The Board may amend the Option at any time; provided, however, that except as provided in Section 8.2 in connection with a Transfer of Control, no such amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

     14. Integrated Agreement. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect. Nothing in this Agreement shall modify the terms of the Employment Agreement or affect any right which the Company may have to terminate the employment of the Optionee.

     15. Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California without regard to the choice of law provisions in such state.


                              BOATRACS, INC.



                              By: /S/  MICHAEL SILVERMAN


                              Title: CHAIRMAN

     The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.



                                          OPTIONEE

Date:     JULY 7, 1998                  /s/ SCOTT T. BODEN